UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FORTRESS VALUE ACQUISITION CORP. III

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On November 4, 2022, Alexander P. Gillette, General Counsel and Secretary of Fortress Value Acquisition Corp. III (the “Company”) sent the following email to certain Fortress Investment Group LLC employees:

You are receiving this email because you are on the list of Fortress employees that purchased shares in Fortress Value Acquisition Corp. III and/or Fortress Value Acquisition Corp. IV. Because of recent changes in tax law that will go into effect on January 1, 2023, we anticipate that redemptions of SPAC shares next year may be subject to additional tax. Therefore, because redemptions made after December 31, 2022 may be subject to the additional tax, and because of a lack of opportunities for SPACs in the market, the Boards of FVAC III and FVAC IV have decided to wind down prior to year-end. Doing so requires a shareholder vote at a meeting. The proxies related to the meeting and the vote can be found at the links below. We recommend that you vote your shares in favor of early wind down in order to reduce the risk of paying additional tax.

In order to vote your shares in favor of the wind down of FVAC III, please send the following email to fvt.info@investor.morrowsodali.com

My name is [INSERT NAME ON YOUR FIDELITY ACCOUNT].

My address is [INSERT ADDRESS ON YOUR FIDELITY ACCOUNT]

I would like to vote all of my shares of Fortress Value Acquisition Corp. III in favor of all three proposals at the Special Meeting on November 22, 2022.

And:

In order to vote your shares in favor of the wind down of FVAC IV, please send the following email to fviv.info@investor.morrowsodali.com

My name is [INSERT NAME ON YOUR FIDELITY ACCOUNT].

My address is [INSERT ADDRESS ON YOUR FIDELITY ACCOUNT]

I would like to vote all of my shares of Fortress Value Acquisition Corp. IV in favor of all three proposals at the Special Meeting on November 22, 2022.

FVAC III Proxy:

https://www.sec.gov/Archives/edgar/data/1824434/000119312522274911/0001193125-22-274911-index.htm [sec.gov]

FVAC IV Proxy:

https://www.sec.gov/Archives/edgar/data/1828183/000119312522274913/d409736ddef14a.htm [sec.gov]

Alexander Gillette

Fortress Value Acquisition Corp. III

Fortress Value Acquisition Corp. IV

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, including with respect to the Company’s anticipated redemption, liquidation and dissolution, and involves risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “future,” “project,” “anticipate” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Company’s Form S-1 relating to its initial public offering, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company has filed with the SEC, as amended from time to time. Copies of such filings are available on the SEC’s website, www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Where you can Find Additional Information

The Company has filed a definitive proxy statement with the SEC for the special meeting to which this communication relates and has mailed the definitive proxy statement and other documents to record holders as of October 27, 2022. Before you vote, you should read the definitive proxy statement and other proxy solicitation materials the Company has filed with the SEC for more complete information about the Company, the special meeting and the proposals to be voted on. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain copies of the definitive proxy statement and the other proxy solicitation materials, including a replacement proxy card, by contacting Morrow Sodali, the Company’s proxy solicitor at:

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, Connecticut 06902

Individuals call toll-free: (800) 662-5200

Banks and Brokerage Firms may call collect: (203) 658-9400

E-mail: FVT.info@investor.morrowsodali.com